                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                 ENERGY BIOSYSTEMS CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
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/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
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                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                         ENERGY BIOSYSTEMS CORPORATION
                           4200 RESEARCH FOREST DRIVE
                           THE WOODLANDS, TEXAS 77381

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 8, 2000

                            ------------------------

    The Annual Meeting of the Stockholders of Energy BioSystems Corporation, a Delaware corporation (the "Company"), will be held at the Company's offices, 4200 Research Forest Drive, The Woodlands, Texas, on June 8, 2000 at
10:00 a.m., local time, for the following purposes:

        1. To elect nine directors to serve until the annual stockholders' meeting in 2001 or until their successors have been elected and qualified;

        2. To act upon a proposal to amend the corporation's Amended and Restated Certificate of Incorporation to change the name of the corporation from Energy BioSystems Corporation to Enchira Biotechnology Corporation.

        3. To ratify and approve the appointment of Arthur Andersen LLP as the Company's independent public accountants for the 2000 fiscal year; and

        4. To act upon such other business as may properly come before the meeting or any adjournments thereof.

    Only stockholders of record at the close of business on April 21, 2000 are entitled to receive notice of, and to vote at, the meeting.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS REGARDLESS OF THE SIZE OF YOUR HOLDINGS OR WHETHER YOU PLAN TO ATTEND THE MEETING. THEREFORE, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ARE PRESENT AT THE MEETING, AND WISH TO DO SO, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON.

                                          By Order of the Board of Directors

                                          /s/ Paul G. Brown, III

                                          Paul G. Brown, III
                                          SECRETARY

May 1, 2000
The Woodlands, Texas

                         ENERGY BIOSYSTEMS CORPORATION
                           4200 RESEARCH FOREST DRIVE
                           THE WOODLANDS, TEXAS 77381

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

    The accompanying proxy is solicited by the Board of Directors of Energy BioSystems Corporation (the "Company") for use at the 2000 Annual Meeting of Stockholders to be held on June 8, 2000 and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m., local time, at the Company's principal executive offices, 4200 Research Forest Drive, The Woodlands, Texas. If the accompanying proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the directions noted thereon or, if no direction is indicated, it will be voted in favor of the proposals described in this Proxy Statement. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any such other matters.

    Each stockholder of the Company has the unconditional right to revoke his proxy at any time prior to its exercise, either in person at the Annual Meeting or by written notice to the Company addressed to Secretary, Energy BioSystems Corporation, 4200 Research Forest Drive, The Woodlands, Texas 77381. No revocation by written notice will be effective unless such notice has been received by the Secretary of the Company prior to the day of the Annual Meeting or by the inspector of election at the Annual Meeting.

    The principal executive offices of the Company are located at 4200 Research Forest Drive, The Woodlands, Texas 77381. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy are being mailed to the Company's stockholders on or about May 1, 2000.

                               QUORUM AND VOTING

    The number of voting securities of the Company outstanding on April 21, 2000, the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting was
(i) 7,020,039 shares of common stock, par value $0.01 per share (the "Common Stock"), each share being entitled to one vote, and (ii) 395,700 shares of Series B Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"). Shares of Preferred Stock have voting rights on all matters subject to a vote of the holders of Common Stock on an as-converted basis. As of the record date, the shares of Preferred Stock are entitled to an aggregate of 986,282 votes upon each of the matters to be voted on at the Annual Meeting. The total number of votes that may be cast at the Annual Meeting is 8,006,321.

    The presence, either in person or by proxy, of holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes which are properly executed and received by the Company prior to or at the Annual Meeting are counted for purposes of determining whether a quorum is present. A plurality vote is required for the election of directors. Accordingly, if a quorum is present at the Annual Meeting, the nine persons receiving the greatest number of votes will be elected to serve as directors. Withholding authority to vote for a director nominee and broker non-votes in the election of directors will not affect the outcome of the election of directors. Adoption of the proposal to amend the Company's Amended and Restated Certificate of Incorporation requires the approval of a majority vote of the issued and outstanding shares entitled to vote at the Annual Meeting. All other matters to be voted on will be decided by the vote of the holders of a majority of the shares present or represented at the Annual Meeting and entitled to vote on such matter. On any such matter, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on such vote.

    All proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted. Any proxy given by a stockholder may be revoked at any time before it is exercised if the stockholder either (i) files with the Secretary of the Company an instrument revoking it, (ii) executes and returns a proxy bearing a later date or (iii) attends the Annual Meeting and expresses a desire to vote his shares of Common Stock in person. Votes will be counted by Harris Trust & Savings Bank, the Company's transfer agent and registrar.

                               PROPOSAL NUMBER 1:
                             ELECTION OF DIRECTORS

    The Board of Directors has nominated and urges you to vote for the election of the nine nominees identified below who have been nominated to serve as directors until the next annual meeting of stockholders or until their successors are duly elected and qualified. Each of the nominees listed below is a member of the Company's present Board of Directors. Proxies solicited hereby will be voted for all nine nominees unless stockholders specify otherwise in their proxies.

    If, at the time of or prior to the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

NOMINEES FOR DIRECTOR

    The nine nominees for election as directors and certain additional information with respect to each of them, are as follows:

                                                                                               YEAR FIRST
NAME                                          AGE           POSITION WITH THE COMPANY       BECAME A DIRECTOR
----                                        --------   -----------------------------------  -----------------
William E. Nasser.........................     60      Chairman of the Board                      1992
R. James Comeaux..........................     62      Director                                   1997
Ramon Lopez...............................     66      Director                                   1994
Edward B. Lurier..........................     69      Director                                   1991
Thomas E. Messmore, CFA...................     54      Director                                   1992
Daniel J. Monticello, Ph.D................     44      Director and Vice President,               1994
                                                       Research and Development
John S. Patton............................     65      Director                                   1997
Peter P. Policastro, Ph.D.................     46      Director, Chief Executive Officer          1999
                                                       and President
William D. Young..........................     55      Director                                   1994

    WILLIAM E. NASSER. Mr. Nasser has served as Chairman of the Board since April 1998 and has been a Director since January 1992. Mr. Nasser served as President and Chief Executive Officer from April 1998 to June 1999. Mr. Nasser formerly served as Chairman of the Board, President and Chief Executive Officer of Petrolite Corporation from 1992 to 1995 and as President of Petrolite from 1988 to 1992. He retired in November 1995 after over 30 years of service.
Mr. Nasser currently is a director of Laclede Gas Company. He holds a B.S. degree in Chemical Engineering from the University of Notre Dame and an M.S. degree from the University of Oklahoma.

    R. JAMES COMEAUX.  Mr. Comeaux has been a Director since April 1997.
Mr. Comeaux has been President of Petrochemical Management Incorporated since 1993. From 1989 to 1993, Mr. Comeaux served as President and Chief Executive Officer of Arcadian Corporation. He served as Senior Vice President of
Fina, Inc. from 1984 to 1989. Prior to joining Fina, Mr. Comeaux spent 17 years at Gulf Oil Corporation. Mr. Comeaux is a director of Ivex Packaging Corporation. Mr. Comeaux received a B.S. degree in Chemical Engineering from Lamar University.

    RAMON LOPEZ. Mr. Lopez has been a Director since 1994 and served as Chairman of the Board of Directors from April 1997 until April 1998. Mr. Lopez served as Vice President--Safety, Environment and Technology of Shell Oil Company from October 1992 until his retirement in October 1993. He started his career with Shell in 1955 and held senior responsibilities in all areas of petroleum refining and marketing, including positions as Vice President of Manufacturing and Technical and General Manager of the

Western and Eastern Regions for Refining and Marketing. Mr. Lopez holds a B.S. degree in Chemical Engineering from the University of Florida.

    EDWARD B. LURIER. Mr. Lurier has been a Director since 1991. Since 1984, Mr. Lurier has been a general partner of Gryphon Management Company, Inc. and general partner of Gryphon Financial Partners II, a venture capital firm which he co-founded. Gryphon Financial Partners II is the general partner of Gryphon Ventures II, Limited Partnership, a limited partnership of which Ethyl Corporation is the sole limited partner. Mr. Lurier is a director of IGEN International Inc.

    THOMAS E. MESSMORE, CFA.  Mr. Messmore has been a Director since 1992.
Mr. Messmore has been Managing Director of Zurich Centre Resources, Ltd., a subsidiary of Zurich Insurance Group, since 1997 and currently serves as a member of the Executive Staff with their parent company Zurich Insurance in Zurich, Switzerland. Previously, Mr. Messmore served as President and Chief Executive Officer of UBS Asset Management (New York), Inc. from 1995 until October 1996. Mr. Messmore served as Senior Vice President of The Travelers Insurance Company from 1984 until his resignation in January 1994. Prior thereto, he served as Senior Vice President and Chief Financial Officer of the Keystone Massachusetts Group, an affiliate of The Travelers Insurance Company. Mr. Messmore received a B.S. degree in Engineering from West Virginia University and an M.B.A. from Harvard Business School.

    DANIEL J. MONTICELLO, PH.D. Dr. Monticello was the Company's first employee. He joined the Company in July 1990 as Vice President, Research and Development and became a Director in 1994. From 1983 to 1990, Dr. Monticello was employed by Miles Laboratories where he served in various capacities in the Biotechnology Products Division, including Manager of Biochemistry Research.
Dr. Monticello earned his B.S. degree from the University of Michigan and his M.S. and Ph.D. in Microbiology from Michigan State University. His post-doctoral research at the University of Georgia from 1982 to 1984 concerned the microbial desulfurization of fossil fuels.

    JOHN S. PATTON. Mr. Patton has been a Director since January 1997. Since 1997, he has been the Director of Strategic Planning for Ethyl Corporation. He served as the Director of Investor Relations for Ethyl Corporation from 1989 through 1997. Mr. Patton also serves as chairman of Ethyl Ventures, Inc., a wholly-owned subsidiary of Ethyl Corporation which invests in early-stage development companies. Mr. Patton has served in various positions at Ethyl Corporation since 1974. Mr. Patton joined Sterling Seal Co. in 1957, where he served in various positions until Sterling Seal was acquired by VCA Corporation in 1972 and Ethyl Corporation in 1974. Mr. Patton currently is a regional director of Mellon Bank Corporation. He received a B.A. degree in Economics from Denison University and an M.B.A. from the University of Richmond.

    PETER P. POLICASTRO, PH.D.  Mr. Policastro joined the Company in
January 1999 as Executive Vice President and Chief Operating Officer, and was elected Chief Executive Officer, President and a director in July 1999. Prior to joining the Company, Mr. Policastro was Senior Vice President Research and Development in the Melamine Resins and Derivatives Unit, a division of Borden Chemical, Inc. From 1995 to 1998, Mr. Policastro was Senior Vice President of Plastics Manufacturing Company, a division of Sun Coast Industries, Inc. From 1992 to 1995, Mr. Policastro was Chief Executive Officer and Founder of Med-Genesis, Inc., a biomedical company engaged in the development, manufacture, marketing and sales of surgical products. From 1989 to 1992, Mr. Policastro was President of OctaNova Laboratories corporation. Mr. Policastro received his A.B. degree in Chemistry from Duke University in 1976 and his Ph.D. in Organic Chemistry from the Massachusetts Institute of Technology in 1983.

    WILLIAM D. YOUNG. Mr. Young has been a Director since 1994. Mr. Young has been Chief Executive Officer and Chairman of ViroLogic, Inc. since
October 1999. Mr. Young was Chief Operating Officer of Genentech, Inc. from March 1997 to October 1999, with responsibility for overseeing
Genentech, Inc.'s operations, business development and sales and marketing. Prior to joining Genentech, Inc. in 1980, Mr. Young spent 14 years with Eli Lilly and Company. He received his B.S. degree in Chemical

Engineering from Purdue University and an M.B.A. from Indiana University.
Mr. Young is also a Director of IDEC Pharmaceuticals, Inc. and is a member of the National Academy of Engineering.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES.

    All directors hold office until the next annual meeting of the stockholders of the Company or until their successors have been duly elected and qualified. The Company's officers are elected annually by, and serve at the pleasure of, the Board of Directors, subject to the terms of any employment agreements.

    The Company's Certificate of Incorporation and Bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board of Directors but shall not be less than three nor more than fifteen persons. The Board in its discretion and in accordance with such authority has currently fixed its size at nine members. No proxy will be voted for a greater number of persons than the number of nominees named herein.

DIRECTORS' MEETINGS AND COMPENSATION

    During 1999, the Board of Directors met eight times and took certain additional actions by unanimous written consent in lieu of meetings. During 1999, no director of the Company attended fewer than 75 percent of the meetings of the Board of Directors.

    Members of the Board of Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees. During 1999, each of Messrs. Comeaux, Lopez, Nasser (except while he was President and Chief Executive Officer) and Young received $1,000 for each board meeting attended and Messrs. Comeaux, Lopez and Nasser (except while he was President and Chief Executive Officer) received $500 for each committee meeting attended. Directors who are employees of the Company do not receive any additional compensation for their services as a director.

    Under the Company's Non-Employee Director Option Plan, each nonemployee director receives annually on July 1 an automatic annual grant of non-qualified options to purchase 4,000 shares of Common Stock at an exercise price per share equal to the fair market value per share of Common Stock on the date the option is granted.

BOARD COMMITTEES

    The Company's Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee. The Executive Committee exercises all the powers of the Board in the management of the business and affairs of the Company, except as limited by Delaware law, when the Board is not in session. The current members of the Executive Committee are Messrs. Comeaux, Lopez, Lurier and Nasser. The Audit Committee's functions include making recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants the plan and results of the auditing engagement, approving professional services provided by the independent public accountants, and reviewing the adequacy of the Company's internal accounting controls. The current members of the Audit Committee are Messrs. Lopez, Lurier and Messmore. The Compensation Committee makes recommendations concerning compensation, including incentive arrangements, for the Company's officers. The Compensation Committee also administers the Company's stock compensation plans. The current members of the Compensation Committee are Messrs. Comeaux, Lopez, Lurier and Messmore.

    During 1999, the Executive Committee met four times, the Audit Committee did not meet and the Compensation Committee met one time and took certain additional actions by unanimous written consent in lieu of meetings. During 1999, no director of the Company attended fewer than 75 percent of the number of meetings of committees on which he served.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

    Set forth below is certain information concerning the executive officers of the Company, including the business experience of each during the past five years.

NAME                                             AGE                 POSITION WITH THE COMPANY
----                                           --------   ------------------------------------------------
William E. Nasser............................     60      Chairman of the Board

Peter P. Policastro, Ph.D....................     46      President and Chief Executive Officer

Daniel J. Monticello, Ph.D...................     44      Vice President, Research and Development

Paul G. Brown, III...........................     39      Vice President, Finance and Administration and
                                                          Chief Financial Officer

    Information regarding the business experience of Mr. Nasser, Dr. Policastro and Dr. Monticello is set forth above under the heading "Proposal Number 1:
Election of Directors--Nominees for Director."

    PAUL G. BROWN, III. Mr. Brown has served as Vice President, Finance and Administration of the Company since September 1993 and Chief Financial Officer since September 1997. From February 1992 to September 1993, he served as Corporate Controller of the Company. Mr. Brown spent 10 years with Arthur Andersen & Co. from 1982 to 1992, serving most recently as a Tax Manager.
Mr. Brown earned his B.S. degree in Accounting from the University of New
Orleans.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee (the "Committee") of the Board of Directors of the Company currently consists of R. James Comeaux, Ramon Lopez, Edward B. Lurier and Thomas E. Messmore, none of whom are officers or employees of the Company. The Committee is responsible for evaluating the performance of management, determining the compensation for certain executive officers of the Company and administering the Company's stock plans under which grants of stock options and restricted stock may be made to employees of the Company. The Committee has furnished the following report on executive compensation for 1999:

    Under the supervision of the Committee, the Company has developed a compensation policy which is designed to attract and retain key executives responsible for the success of the Company and motivate management to enhance long-term stockholder value. The annual compensation package for executive officers primarily consists of (i) a cash salary which reflects the responsibilities relating to the position and individual performance,
(ii) variable performance awards payable in cash or stock and tied to the achievement of certain personal or corporate goals or milestones and
(iii) long-term stock based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

    In determining the level and composition of compensation of each of the Company's executive officers, the Committee takes into account various qualitative and quantitative indicators of corporate and individual performance. Although no specific target has been established, the Committee generally seeks to set salaries at the median to high end of the range in comparison with peer group companies. In setting such salaries, the Committee considers its peer group to be certain companies in the biotechnology industry with market capitalizations under one billion dollars. Such competitive group does not necessarily include the companies comprising the Peer Group Index reflected in the performance graph in this Proxy Statement. Because the Company is still in the development stage, the use of certain traditional performance standards (E.G., profitability and return on equity) is not currently appropriate in evaluating the performance of the Company's executive officers. Consequently, in evaluating the performance of management the Committee takes into consideration such factors as the Company's achieving specified milestones or goals under various research or development programs. In addition, the Committee recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects, demonstrated leadership ability, and contributions to the industry and community development.

    Base compensation is established through negotiation between the Company and the executive officer at the time the executive is hired, and then subsequently adjusted when such officer's base compensation is subject to review or reconsideration. While the Company has entered into employment agreements with certain of its executive officers, such agreements provide that base salaries after the initial year will be determined by the Committee after review. When establishing or reviewing base compensation levels for each executive officer, the Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to the Company, strategic goals for which the executive has responsibility, and compensation levels of companies at a comparable stage of development who compete with the Company for business, scientific, and executive talents. As stated above, such comparable companies are generally those with market capitalizations under one billion dollars and are not necessarily among the companies comprising the Peer Group Index reflected in the performance graph in this Proxy Statement. No predetermined weights are given to any one of such factors. The base salaries for the executive officers for fiscal 1999 were at the median level in comparison to the Company's peer group companies.

    In addition to each executive officer's base compensation, the Committee may award cash bonuses and/or grant awards under the Company's stock compensation plans to chosen executive officers depending on the extent to which certain defined personal and corporate performance goals are achieved. Such corporate performance goals are the same as discussed above. Because the Company's technology is still in the early stages of development, the Company has granted minimal bonuses to its executive officers.

    All employees of the Company, including its executive officers, are eligible to receive long-term stock-based incentive awards under the Company's stock compensation plans as a means of providing such individuals with a continuing proprietary interest in the Company. Such grants further the mutuality of interest between the Company's employees and its stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. The Company's stock compensation plans enhance the Company's ability to attract and retain the services of qualified individuals. Factors considered in determining whether such awards are granted to an executive officer of the Company include the executive's position in the Company, his or her performance and responsibilities, the amount of stock options and restricted stock, if any, currently held by the officer, the vesting schedules of any such options or restricted stock and the executive officer's other compensation. While the Committee does not adhere to any firmly established formulas or schedules for the issuance of awards such as options or restricted stock, the Committee will generally tailor the terms of any such grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years or tying the vesting dates to particular corporate or personal milestones. On August 12, 1999, Mr. Brown and Dr. Monticello were granted options to acquire an aggregate of 148,000 shares of Common Stock at $2.06 per share in recognition of their continuing contributions to the Company, with vesting over four years. See "Executive Compensation--Option Grants in Last Fiscal Year" and "--Compensation of Chief Executive Officer" for discussion of Dr. Policastro's grant.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    As of July 1, 1999, Peter Policastro was elected as the Company's President and Chief Executive Officer. Dr. Policastro's employment agreement with the Company specifies an initial base annual salary of $200,000. In setting this initial base salary for Dr. Policastro, the Committee evaluated the compensation package for chief executive officers of peer group companies with similar market capitalizations. The Committee expects that when it reevaluates
Dr. Policastro's base salary level in the future, it will consider a variety of factors, including Dr. Policastro's responsibilities, his general background and qualifications, his achievement of various corporate and personal milestones set by the Committee from time to time, and compensation levels for executives in Dr. Policastro's position and with his background at peer group companies. The Committee has not attached any particular relative weighting to the foregoing factors (or any other factors which the Committee may also consider in reaching compensation decisions for the Company's executive officers).

    Dr. Policastro will be eligible to receive such bonuses as may be determined by the Committee. The Committee will retain discretion to determine the amount of any incentive bonus awards to be paid to Dr. Policastro, and the Committee expects that it will evaluate a number of factors in reaching this decision, including the Company's strategic goals for which Dr. Policastro has responsibility, his other responsibilities, his initiatives and contributions to the Company's achievement of various corporate and strategic goals, and his own achievement of certain personal milestones as determined by the Committee from time to time.

    On August 12, 1999, Dr. Policastro was granted a stock option to purchase 90,800 shares of Common Stock at an exercise price of $2.06 per share, with vesting over four years. On January 1, 1999, when Dr. Policastro was first hired by the Company as Executive Vice President and Chief Operating Officer, he was granted an option to purchase 50,000 shares at an exercise price of $2.06 per share. The Committee expects that Dr. Policastro will continue to participate in the Company's stock compensation plans on the same general terms as other participants in such plans with respect to future stock option grants that he may be granted from time to time, although the amount of shares underlying option grants to Dr. Policastro will be potentially larger than for other employees as a result of his position.

    In 1999, the Company reimbursed Dr. Policastro for commuting, temporary living expenses, meals and other travel related expenses in the amount of $73,624.

    William E. Nasser, currently serving as the Company's Chairman of the Board of Directors, served as the Company's President and Chief Executive Officer from April 1998 until Dr. Policastro was elected to such position in June 1999.
Mr. Nasser was paid $200,000 in base salary in 1999 for serving in such position, and granted options to purchase 43,600 shares of common stock at an exercise price of $2.06 per share.

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), added by the Revenue Reconciliation Act of 1993, places a $1 million cap per executive on the deductible compensation that can be paid to certain executives of publicly-traded corporations. Amounts that qualify as "performance based" compensation under Section 162(m)(4)(c) of the Code are exempt from the cap and do not count toward the $1 million limit. Generally, stock options will qualify as performance based compensation. The Committee has discussed and considered and will continue to evaluate the potential impact of Section 162(m) on the Company in making compensation determinations, but has not established a set policy with respect to future compensation determinations.

    The foregoing report is given by the following members of the Compensation
Committee:

                                R. James Comeaux
                                  Ramon Lopez
                                Edward B. Lurier
                               Thomas E. Messmore

    The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table summarizes certain information regarding aggregate cash compensation, stock option and restricted stock awards and other compensation earned by the Company's President and Chief Executive Officer and each of the Company's other executive officers as of December 31, 1999 who earned in excess of $100,000 during 1999.

                                                                  LONG-TERM COMPENSATION
                                                                 ------------------------
                                           ANNUAL COMPENSATION   RESTRICTED   SECURITIES
                                           -------------------     STOCK      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR      SALARY     BONUS       AWARDS     OPTIONS (#)   COMPENSATION(1)
---------------------------     --------   --------   --------   ----------   -----------   ---------------
Peter Policastro, Ph.D. ......    1999     $192,500        --           --      140,800         $81,624(3)
  President and Chief
  Executive Officer(2)

William E. Nasser ............    1999     $100,000        --           --       43,600         $ 9,500(5)
  Chairman of the Board,          1998     $146,282        --           --       22,321         $53,378(6)
  President and Chief
  Executive Officer(4)

Daniel J. Monticello,             1999     $171,113        --           --       86,700         $12,800
  Ph.D. ......................    1998     $169,000   $   155           --        1,714         $12,800
  Vice President, Research        1997     $161,000   $ 1,442           --        1,428         $12,800
  and Development

Paul G. Brown, III ...........    1999     $135,169   $25,000           --       61,300         $10,814
  Chief Financial Officer         1998     $131,313        --           --        3,142         $10,005
  and Vice President, Finance     1997     $126,600        --           --        2,857         $10,080
  and Administration

------------------------

(1) During each of the three years ended December 31, 1999, perquisites for each individual named in the Summary Compensation Table aggregated less than 10% of the total annual salary and bonus reported for such individuals in the Summary Compensation Table. Accordingly, no such amounts are included in the Summary Compensation Table. All amounts listed below represent Company contributions to the Company's Simplified Employee Pension Plan ("SEP") unless otherwise indicated.

(2) Dr. Policastro was elected as the Company's President and Chief Executive Officer effective July 1, 1999.

(3) Includes $73,624 for relocation expenses.

(4) Mr. Nasser served as President and Chief Executive Officer from April 1998 until July 1999 and continues to serve as the Chairman of the Board.

(5) Includes $1,500 for meal allowance.

(6) Represents (i) $49,378 in reimbursement of expenses incurred for temporary housing and other travel-related expenses while Mr. Nasser commuted to the Company's offices, and (ii) $4,000 in Company contributions to the SEP.

STOCK OPTIONS

    The following table sets forth information concerning the grant of stock options under the Company's 1997 Stock Option Plan during 1999 to the executive officers named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                                                                          ANNUAL RATES OF
                                 NUMBER OF    PERCENTAGE OF                                 STOCK PRICE
                                 SECURITIES   TOTAL OPTIONS                              APPRECIATION FOR
                                 UNDERLYING    GRANTED TO     EXERCISE                    OPTION TERM(2)
                                  OPTIONS     EMPLOYEES IN    PRICE PER   EXPIRATION   ---------------------
NAME                             GRANTED(1)    FISCAL 1999      SHARE        DATE         5%          10%
----                             ----------   -------------   ---------   ----------   ---------   ---------
William E. Nasser..............    43,600          9.6%        $  2.06      8/12/09    $146,496    $232,824

Peter P. Policastro, Ph.D. ....    50,000         31.1%        $  2.06      1/01/09     168,000     267,000
                                   90,800                      $  2.06      8/12/09     305,088     484,872

Daniel J. Monticello, Ph.D.....    86,700         19.1%        $  2.06      8/12/09     291,312     462,978

Paul G. Brown, III.............    61,300         13.5%        $  2.06      8/12/09     205,968     327,342

------------------------

(1) No stock appreciation rights ("SARs") or other instruments were granted in tandem with the options reflected in this table.

(2) The Securities and Exchange Commission requires disclosure of the potential realizable value or present value of each grant. The disclosure assumes the options will be held for the full ten-year term prior to exercise. Such options may be exercised prior to the end of such ten-year term. The actual value, if any, an executive officer may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the stock price will appreciate at the rates shown in the table. If the assumed annual rate of stock price appreciation of 5% or 10% per year should occur, the market value per share of Common Stock at the end of the ten-year option term would be $3.36 and $5.34, respectively, for the options granted at $2.06 to Messrs. Brown and Nasser and Drs. Policastro and Monticello.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information concerning option exercises and the value of unexercised options held by the executive officers of the Company named in the Summary Compensation Table.

                      AGGREGATED OPTION EXERCISES IN 1999
                     AND OPTION VALUES AT DECEMBER 31, 1999

                                                                NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                   OPTIONS HELD AT               OPTIONS HELD AT
                                  SHARES                        DECEMBER 31, 1999 (#)       DECEMBER 31, 1999(1) ($)
                               ACQUIRED ON       VALUE       ---------------------------   ---------------------------
NAME                           EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           ------------   ------------   -----------   -------------   -----------   -------------
William E. Nasser...........            --            --        81,842             --         $47,600        $    --

Peter P. Policastro,
  Ph.D......................            --            --        35,715        105,085          35,715        105,085

Daniel J. Monticello,
  Ph.D......................            --            --        34,381         90,024              --         86,700

Paul G. Brown, III..........            --            --        10,335         67,393              --         61,300

------------------------

(1) Computed based on the difference between aggregate fair market value and aggregate exercise price. The fair market value of the Company's Common Stock on December 31, 1999, was $4.44, the average of the high and low prices on the Nasdaq National Market on December 31, 1999.

SIMPLIFIED EMPLOYEE PENSION PLAN (THE "SEP")

    In April 1992, the Company adopted the SEP for all employees. Under the terms of the SEP, employees are eligible to participate after completion of six months of service. The Company has the discretion to determine how much, if anything, it will contribute to the employee's accounts in the SEP each year. Currently, the Company contributes an amount equal to eight percent of the employees' monthly compensation to the SEP. Employees are vested immediately and there is at present no employee contribution. Total expense under the SEP was approximately $194,500 for the year ended December 31, 1999.

PERFORMANCE GRAPH

    The following performance graph compares the performance of the Company's Common Stock to the Nasdaq Combined Composite Index and the Nasdaq Biotechnology Index for the period beginning December 31, 1994 and ending December 31, 1999. This Peer Group has been changed from the peer group used in prior performance graphs to more accurately reflect the industry in which the Company currently operates. The prior peer group was the Nasdaq Pharmaceutical Index. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1994, and that all dividends were reinvested.

                        COMPARISON OF CUMULATIVE RETURN
                      AMONG ENERGY BIOSYSTEMS CORPORATION,
                      NASDAQ COMBINED COMPOSITE INDEX AND
                         NASDAQ BIOTECHNOLOGY INDEX AND
                 NASDAQ PHARMACEUTICAL INDEX (PRIOR PEER GROUP)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          NASDAQ  NASDAQ BIOTECHNOLOGY INDEX  NASDAQ PHARMECUETICAL INDEX  ENBC
12/31/94     100                         100                          100   100
12/31/95     140                         163                          155   112
12/31/96     172                         176                          188    96
12/31/97     209                         198                          279    52
12/31/98     292                         226                          408     5
12/31/99     537                         479                          370    10

                                             12/31/94   12/30/95   12/29/96   12/31/97   12/31/98   12/31/99
                                             --------   --------   --------   --------   --------   --------
Energy BioSystems Corporation..............    100        112         96         52          5         10
Nasdaq Combined Composite Index............    100        140        172        209        292        537
Nasdaq Biotechnology Index.................    100        163        176        198        226        479
Nasdaq Pharmaceutical Index (Prior Peer
  Group)...................................    100        155        188        279        408        370

    The foregoing stock price performance comparisons shall not be deemed incorporated by reference by any general statement incorporated by reference from this Proxy Statement into any filing under the Securities Act of 1933, as incorporates such comparisons by reference, and shall not otherwise be deemed filed under such acts.

EMPLOYMENT AGREEMENTS

    In January 1996, the Company entered into an employment agreement with Dr. Daniel J. Monticello providing for an initial annual salary of $161,000, which is to be reviewed no less than annually by the Board of Directors. The agreement was extended in 1999 and expires in April 2002. If Dr. Monticello is terminated without cause, as that term is defined in the agreement, the Company is obligated to pay Dr. Monticello an amount not greater than one year of his salary at the time of termination. Dr. Monticello's current annual salary of $174,070.

    In December 1998, Dr. Peter P. Policastro entered into a three-year employment agreement with the Company as Executive Vice President and Chief Operating Officer (amended to President and Chief Executive Officer effective July 1, 1999), providing for a current annual salary of $200,000. Salary is to be reviewed no less than annually by the Board of Directors. If he is terminated without cause, as that term is defined in the agreement, the Company is obligated to pay him an amount not greater than one year of his salary at the time of termination.

    In July 1995, Mr. Brown entered into a five-year employment agreement with the Company providing for an initial annual salary of $119,840, which is to be reviewed no less than annually by the Board of Directors. If he is terminated without cause, as that term is defined in the agreement, the Company is obligated to pay him an amount not greater than six months of his salary at the time of termination. Mr. Brown's current annual salary is $137,505.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors of the Company currently consists of Messrs. Comeaux, Lopez, Lurier and Messmore. No member of the Compensation Committee of the Board of Directors of the Company was, during 1999, an officer or employee of the Company, or was formerly an officer of the Company or had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K.

    During fiscal 1999, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors of the Company or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

                               PROPOSAL NUMBER 2:
                            APPROVAL OF AMENDMENT TO
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

    The Board of Directors unanimously proposes that the stockholders approve an amendment to the First Article of the Amended and Restated Certificate of Incorporation (the "Charter") of the Company to change the Company's name from Energy BioSystems Corporation to Enchira Biotechnology Corporation. The text of the First Article of the Charter as proposed to be amended is as follows:

    "FIRST: The name of the Corporation is Enchira Biotechnology Corporation."

REASONS FOR THE PROPOSED AMENDMENT

    The Company was formed in 1990 to pursue the development and commercialization of its biodesulfurization process ("BDS"), a process targeted at the oil and gas industry as a method of reducing the sulfur content of certain petroleum products. The Company named itself Energy BioSystems Corporation to reflect such focus on the energy industry.

    Through its research and development efforts in developing the BDS process, the Company achieved expertise in certain gene-shuffling technologies and obtained a proprietary interest in a certain specific method of gene-shuffling known as RACHITT-TM-. Last year, the Company developed a new high-throughput screening ("HTS") technology to complement its RACHITT-TM- technology.

    While the Company continues to develop and commercialize its BDS technology and will continue to market BDS to the energy industry, the Company made the decision in 1999 to structure its financial and human resources to further develop and commercialize its RACHITT-TM- and HTS technologies for other applications besides energy desulfurization such as agriculture, chemicals, animal and human uses. The Company believes that there are considerable opportunities in the biotechnology industry.

    As a result, the Company believes that its current name, Energy BioSystems Corporation, no longer reflects its commitment to the development of its gene-shuffling technology and its new focus on the biotechnology industry. Enchira Biotechnology Corporation, the Company's choice for its new name, reflects this new technology and focus.

EFFECTIVENESS OF THE PROPOSED AMENDMENT

    If approved by the holders of the Company's capital stock eligible to vote, the amendment to the First Article of the Charter will become effective upon filing a Certificate of Amendment to the Charter with the Secretary of State of the State of Delaware, which is expected to occur shortly after the Annual Meeting. Upon effectiveness of the proposed amendment to the Charter, the Company's stockholders will not be required to exchange outstanding stock certificates for new certificates. If the proposed amendment to the Charter is not approved by the holders of the Company's capital stock eligible to vote, the Certificate of Amendment to the Charter will not be filed.

VOTE REQUIRED FOR APPROVAL OF THE PROPOSED AMENDMENT

    Approval of the proposed amendment to the First Article of the Charter requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock and Series B Preferred Stock (on an as-converted basis) eligible to vote at the Annual Meeting, voting together as a single class.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE FIRST ARTICLE OF THE CHARTER, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                               PROPOSAL NUMBER 3:
                   APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has appointed the firm of Arthur Andersen LLP as the Company's independent public accountants to make an examination of the accounts of the Company for the fiscal year ending December 31, 2000, subject to ratification by the Company's stockholders. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so. They will also be available to respond to appropriate questions from stockholders attending the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 31, 2000, certain information with respect to the shares of Common Stock and Series B Preferred Stock beneficially owned by (i) each person known by the Company to be the beneficial owner of more than five percent of the Common Stock or the Series B Preferred Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in "Executive Compensation" and (iv) all directors and executive officers of the Company as a group.

                                          AMOUNT AND NATURE                  AMOUNT AND NATURE
                                            OF BENEFICIAL                      OF BENEFICIAL
                                            OWNERSHIP OF      PERCENT OF   OWNERSHIP OF SERIES B   PERCENT
NAME OF BENEFICIAL OWNER                   COMMON STOCK(1)      CLASS       PREFERRED STOCK(1)     OF CLASS
------------------------                  -----------------   ----------   ---------------------   --------
Zesiger Capital Group LLC...............     1,683,059(2)        24.0%             62,400            15.8%
  320 Park Avenue, 30th Floor
  New York, New York 10022
Kingdon Capital Management, LLC.........     1,200,000(3)        17.1%                 --              --
  152 West 57th Street
  New York, New York 10019
Gryphon Ventures II, Limited
Partnership.............................       305,154(4)         4.3%                 --              --
  222 Berkeley Street, Suite 1600
  Boston, Massachusetts 02116
Ethyl Corporation.......................       581,064(5)         8.3%            160,000            40.4%
  300 South Fourth Street
  Richmond, Virginia 23217
State of Wisconsin Investment Board.....       590,199(6)         8.4%
  P.O. Box 7842
  Madison, Wisconsin 53707
Farmers Insurance Group of Companies....       202,123(7)         1.2%             80,000            20.2%
  4680 Wilshire Boulevard
  Los Angeles, California 90010
Keystone, Inc...........................       124,986(8)           *              40,000            10.1%
  c/o Alex.Brown & Sons Incorporated
  200 Crescent Court, Suite 500
  Dallas, Texas 75201
William E. Nasser.......................       113,905(9)         1.6%                 --              --
R. James Comeaux........................       11,313(10)           *                  --              --
Ramon Lopez.............................       10,569(11)           *                  --              --
Edward B. Lurier........................      316,580(12)         4.5%                 --              --
Thomas E. Messmore......................       39,997(13)           *                  --              --
Daniel J. Monticello, Ph.D..............       35,459(14)           *                  --              --
John S. Patton..........................      586,206(15)         8.3%                 --              --
Peter Policastro........................       35,715(16)           *
William D. Young........................       94,069(17)         1.3%                 --              --
Paul G. Brown, III......................       11,567(18)           *                  --              --
All directors and executive officers
  as a group (11 persons)...............      663,792(19)         9.2%                 --              --

------------------------

* Represents less than 1% of the class.

 (1) Unless otherwise indicated, each of the stockholders designated above has sole voting and investment power with respect to the securities shown to be owned by such stockholder.

 (2) Based upon information provided in a Schedule 13G/A filed on January 28, 2000. Includes 155,532 shares issuable upon conversion of Series B Preferred Stock. Zesiger Capital Group LLC is a registered investment advisor under Section 203 of the Investment Advisers Act of 1940 and disclaims beneficial ownership of all of the shares listed herein.

 (3) Based upon information provided in a Schedule 13G filed on February 23, 2000. Includes a warrant to purchase 200,000 shares of Common Stock.

 (4) Based upon information provided in a Schedule 13G/A filed on February 1, 2000.

 (5) Based upon information provided in a Form 5 filed on February 11, 2000 by Ethyl Corporation ("Ethyl") with the Securities and Exchange Commission on February 1, 2000, as amended. Includes 398,804 shares issuable upon conversion of Series B Preferred Stock owned by Ethyl. Excludes 305,154 shares of Common Stock beneficially owned by Gryphon Ventures II, Limited Partnership ("Gryphon"), a limited partnership of which a wholly-owned subsidiary of Ethyl is the sole limited partner, and as to which Ethyl has no voting or dispositive power.

 (6) Based upon information provided in a Schedule 13G/A filed on February 9, 2000.

 (7) Includes 199,400 shares of Common Stock issuable upon conversion of Series B Preferred Stock.

 (8) Includes 99,700 shares of Common Stock issuable upon conversion of Series B Preferred Stock.

 (9) Includes 81,842 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 2000.

 (10) Includes 5,142 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 2000.

 (11) Includes 10,569 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 2000.

 (12) Includes 305,154 shares of Common Stock held by Gryphon, which Mr. Lurier may be deemed to beneficially own due to his status as an affiliate of the general partner of Gryphon, but as to which he disclaims beneficial ownership. Includes 5,713 shares of Common Stock subject to stock options exercisable within 60 days of March 31, 2000.

 (13) Includes 6,855 shares of Common Stock subject to stock options exercisable within 60 days of March 31, 2000.

 (14) Includes 34,381 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 2000.

 (15) Includes 581,064 shares of Common Stock held by Ethyl, which Mr. Patton may be deemed to beneficially own due to his status as an affiliate of Ethyl, but as to which he disclaims beneficial ownership. Includes 5,142 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 2000.

 (16) Includes 35,715 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 2000.

 (17) Includes 10,569 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 2000.

 (18) Includes 10,335 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 2000.

 (19) Includes an aggregate of 206,263 shares of Common Stock subject to stock options that are exercisable within 60 days of March 31, 2000. Includes 305,154 shares of Common Stock held by Gryphon which Mr. Lurier may be deemed to beneficially own due to his status as an affiliate of the general partner of Gryphon, but as to which he disclaims beneficial ownership.

                         COMPLIANCE WITH SECTION 16(a)

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish to Company with copies of all such forms that they file.

    To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and on written representations by certain reporting persons that no reports on Form 5 were required, the Company believes that during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were complied with.

                           PROPOSALS OF STOCKHOLDERS

    Any proposal of a stockholder intended to be presented at the next annual meeting must be received at the Company's principal executive offices no later than December 31, 2000, if the proposal is to be considered for inclusion in the Company's Proxy Statement relating to such meeting.

                             FINANCIAL INFORMATION

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING ANY FINANCIAL STATEMENTS AND SCHEDULES AND EXHIBITS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY WRITTEN REQUEST TO PAUL G. BROWN, III, CHIEF FINANCIAL OFFICER, ENERGY BIOSYSTEMS CORPORATION, 4200 RESEARCH FOREST DRIVE, THE WOODLANDS, TEXAS 77381.

                                 OTHER MATTERS

    The Company will bear the cost of preparing and mailing proxy materials as well as the cost of solicitation of proxies. The Company will reimburse banks, brokerage firms, custodians, nominees, and fiduciaries for their expenses in sending proxy materials to the beneficial owners of Common Stock and Preferred Stock. The Company has retained Corporate Communications Center, Inc. ("Corporate Communications") to assist in the solicitation of proxies and will pay approximately $1,000 for certain brokerage searches and proxy solicitations performed by Corporate Communications. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and Corporate Communications may solicit proxies by fax, telex, telephone and personal interview.

                                          By Order of the Board of Directors

                                          /s/ Paul G. Brown, III

                                          Paul G. Brown, III
                                          VICE PRESIDENT, FINANCE AND
                                          ADMINISTRATION,
                                          CHIEF FINANCIAL OFFICER AND SECRETARY

May 1, 2000
The Woodlands, Texas


    Every properly signed proxy will be voted in accordance with specifications made on the reverse side of this card. If not otherwise specified, this proxy will be voted for proposals 1 through 3.
All prior proxies are hereby revoked.

                                                               Dated:____________________________________________________________
                                                               __________________________________________________________________
                                                                              Signature(s)
                                                               __________________________________________________________________
                                                                              Signature(s)

                                                               NOTE: Please sign exactly as name appears hereon. Joint owners signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                               Change of address:

                                                               __________________________________________________________________
                                                               __________________________________________________________________
                                                               __________________________________________________________________


                                         ENERGY BIOSYSTEMS CORPORATION
                            Proxy Solicited on Behalf of the Board of Directors of
                       the Company for the Annual Meeting of Stockholders June 8, 2000

    The undersigned hereby constitutes and appoints William E. Nasser, Peter P. Policastro, Ph.D. and Paul G. Brown, III, and
each or any of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of Energy BioSystems Corporation to be held at the
Company's offices, 4200 Research Forest Drive, The Woodlands, Texas on Thursday, June 8, 2000, at 10:00 a.m., central daylight time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote there at, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

    Election of Directors, Nominees: William E. Nasser, R. James Comeaux, Ramon Lopez, Edward B. Lurier, Thomas E. Messmore,
Daniel J. Monticello Ph.D., John S. Patton, Peter P. Policastro, Ph.D. and William D. Young.


1.  ELECTION OF DIRECTORS                                  / /    FOR, except vote withheld from the following nominees(s):

    --------------------------------------------------------------------------------------------

2.  Approval of amendment to the Company's Amended and Restated Certificate of Incorporation to change the name of the Company to
    Enchira Biotechnology Corporation.

         / / FOR                         / / AGAINST                   / / ABSTAIN

3.  Ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000.

         / / FOR                         / / AGAINST                   / / ABSTAIN